                                                                    Exhibit 99.1


                    AEROPOSTALE REPORTS THIRD QUARTER RESULTS


NEW YORK, NEW YORK, NOVEMBER 17, 2005 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported results for the third quarter ended October 29, 2005.

Net income for the third quarter of fiscal 2005 was $26.1 million or $0.47 per diluted share versus net income of $31.7 million or $0.55 per diluted share in the third quarter of last year.

Net sales for the third quarter of fiscal 2005 increased 18.2% to $324.7 million versus net sales of $274.6 million in the third quarter of last year. Comparable store sales for the third quarter decreased 1.5% versus an increase of 5.4% last year.

Julian R. Geiger, Chairman and Chief Executive Officer said, "We are clearly disappointed with our results for the third quarter and are not satisfied with our recent performance. We remain focused on working through our current excess inventory and on positioning ourselves appropriately for the holiday selling season. We have also made a number of significant changes to our merchandising and planning practices, which we believe will reposition Aeropostale back to its historical levels of performance. We continue to believe that Aeropostale has strong brand identity and significant future growth opportunities."

SHARE REPURCHASE PROGRAM:

The company announced that its board of directors approved an increase in its common stock repurchase program to acquire an additional $50.0 million of its outstanding common stock. This increased the total repurchase program to $150.0 million. As of October 29, 2005, the company had purchased back approximately $99.3 million (4.2 million shares) under the repurchase program.

FOURTH QUARTER AND FISCAL 2006 STORE OPENING GUIDANCE:

The company also announced its earnings guidance for the fourth quarter of fiscal 2005. The company noted that it expects to achieve fourth quarter earnings in the range of $0.55 - $0.61 per diluted share and expects to achieve a comparable store decrease in the low to mid single digits.

The company also announced its store opening plans for fiscal 2006. The company intends to open 65 Aeropostale stores and 5 Jimmy'Z stores.

CONFERENCE CALL INFORMATION:

The Company will be holding a conference call today at 4:15 P.M. to review its fiscal 2005 third quarter results. The broadcast will be available through the "Investor Relations" link at www.aeropostale.com and at www.fulldisclosure.com. To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.

Aeropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 11 to 18 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores, on-line thorough its website (www.aeropostale.com) or at organized sales events at college campuses.


ABOUT JIMMY'Z

Jimmy'Z, a wholly owned subsidiary of Aeropostale, Inc., is a California lifestyle-oriented brand targeting fashion-aware young women and men ages 18 to
25. Jimmy'Z offers customers trend-right apparel in an innovative and unique store environment.

The first Aeropostale store was opened in 1987. The company currently operates 659 Aeropostale stores in 47 states and 13 Jimmy'Z stores in 10 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      OCTOBER 29,     JANUARY 29,    OCTOBER 30,
                                                         2005            2005           2004
                                                         ----            ----           ----
ASSETS
Current Assets:
  Cash and cash equivalents .....................       $114,317       $106,128       $ 65,620
  Short-term investments ........................         20,062         76,224         55,040
  Merchandise inventory .........................        159,873         81,238        114,515
  Other current assets ..........................         28,430         15,897         21,808
                                                        --------       --------       --------
     Total current assets .......................        322,682        279,487        256,983

Fixtures, equipment and improvements, net .......        162,325        122,651        121,845

Other assets ....................................          4,466          3,681          3,527
                                                        --------       --------       --------

TOTAL ASSETS ....................................       $489,473       $405,819       $382,355
                                                        ========       ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable ..............................       $ 95,064       $ 44,858       $ 69,075
  Accrued expenses ..............................         49,777         52,136         39,837
                                                        --------       --------       --------
     Total current liabilities ..................        144,841         96,994        108,912

Other non-current liabilities ...................         93,077         70,574         64,004

Stockholders' equity ............................        251,555        238,251        209,439
                                                        --------       --------       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......       $489,473       $405,819       $382,355
                                                        ========       ========       ========

EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)

                                                                                                 13 WEEKS ENDED
                                                                                                 --------------
                                                                                   OCTOBER 29, 2005              OCTOBER 30, 2004
                                                                                             % OF SALES                  % OF SALES
                                                                                             ----------                  ----------
Net sales ..................................................................   $   324,657        100.0%   $   274,616       100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)       229,938         70.8        176,415        64.2
                                                                               -----------     --------    -----------     -------
Gross profit ...............................................................        94,719         29.2         98,201        35.8
Selling, general and administrative expenses ...............................        52,411         16.1         46,775        17.0
                                                                               -----------     --------    -----------     -------
Income from operations .....................................................        42,308         13.1         51,426        18.8
Interest income, net .......................................................           781          0.1            336         0.1
                                                                               -----------     --------    -----------     -------
Income before income taxes .................................................        43,089         13.2         51,762        18.9
Income taxes ...............................................................        17,004          5.2         20,076         7.4
                                                                               -----------     --------    -----------     -------
Net income .................................................................   $    26,085          8.0%   $    31,686        11.5%
                                                                               ===========     ========    ===========     =======
Basic earnings per share ...................................................   $      0.48                        0.57
                                                                               ===========                 ===========
Diluted earnings per share .................................................   $      0.47                 $      0.55
                                                                               ===========                 ===========
Weighted average basic shares ..............................................        54,913                      55,894
Weighted average diluted shares ............................................        55,711                      57,210
STORE DATA:
Comparable store sales (decrease) increase .................................          (1.5)%                      5.4%
Stores open at end of period ...............................................           668                        560
Total gross square footage at end of period ................................     2,361,398                  1,970,109

EXHIBIT C

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                                                  39 WEEKS ENDED
                                                                                                  --------------
                                                                               1. OCTOBER 29, 2005         2. OCTOBER 30, 2004
                                                                                            % OF SALES                 % OF SALES
                                                                                            ----------                 ----------
Net sales ..................................................................   $ 769,101         100.0%    $ 637,122       100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses)     552,584          71.8       430,328        67.2
                                                                               ---------       -------     ---------      ------
Gross profit ...............................................................     216,517          28.2       206,794        32.5
Selling, general and administrative expenses ...............................     149,455          19.4       127,805        20.1
                                                                               ---------       -------     ---------      ------
Income from operations .....................................................      67,062           8.8        78,989        12.4
Interest income, net .......................................................       2,362           0.2           796         0.1
                                                                               ---------       -------     ---------      ------
Income before income taxes .................................................      69,424           9.0        79,785        12.5
Income taxes ...............................................................      27,276           3.5        30,941         4.8
                                                                               ---------       -------     ---------      ------
Net income .................................................................   $  42,148           5.5%    $  48,844         7.7%
                                                                               =========       =======     =========      ======
Basic earnings per share ...................................................   $    0.76                   $    0.88
                                                                               =========                   =========
Diluted earnings per share .................................................   $    0.75                   $    0.85
                                                                               =========                   =========
Weighted average basic shares ..............................................      55,243                      55,792
Weighted average diluted shares ............................................      56,217                      57,399

STORE DATA:
Comparable store sales (decrease) increase .................................        (0.1)%                      12.8%